TRUEBLUE REPORTS SECOND QUARTER 2022 RESULTS
Revenue growth and segment profit margin expansion across all segments drive strong results

TACOMA, WASH. - Jul. 25, 2022 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2022.

Second quarter revenue was $569 million, an increase of 10 percent compared to revenue of $516 million in the second quarter of 2021. Net income per diluted share was $0.72 compared to net income per diluted share of $0.45 in the second quarter of 2021. Second quarter adjusted net income1 per diluted share was $0.82 compared to adjusted net income per diluted share of $0.47 in the second quarter of 2021.

“We have a talented management team and the right strategies to position us for long-term growth,” said Steve Cooper, President and CEO of TrueBlue. “I’m impressed with the exceptional level of execution and engagement I see across our teams in providing quality workforce solutions to meet the needs of our clients.”

“We experienced another quarter of favorable demand as businesses continue to struggle with a record number of job openings,” said Mr. Cooper. “Positive spreads between bill and pay rate inflation and a higher mix of recruitment process outsourcing business contributed to meaningful operating margin expansion.

“Demand patterns were somewhat mixed during the quarter.” Mr. Cooper continued. “PeopleScout demand was exceptionally strong throughout the quarter as clients sought more help in addressing high employee turnover associated with tight labor pools. At PeopleReady, demand tapered during the quarter as customers reassessed their labor needs on new projects given the current economic climate, and PeopleManagement demand held steady.”

Mr. Cooper concluded, “Our differentiated service offerings combined with our digital and operating strategies have us well-positioned to gain market share and generate long-term value for our shareholders.”

2022 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss second quarter 2022 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Jul. 25, 2022. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2021, TrueBlue connected approximately 615,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to attract and retain clients, (5) our ability to maintain profit margins, (6) our ability to successfully execute on business strategies to further digitalize our business model, (7) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity

Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		26 weeks ended
(in thousands, except per share data)	Jun 26, 2022	Jun 27, 2021	Jun 26, 2022	Jun 27, 2021
Revenue from services	$569,253	$515,955	$1,120,768	$974,661
Cost of services	410,722	379,487	822,392	727,619
Gross profit	158,531	136,468	298,376	247,042
Selling, general and administrative expense	122,034	110,508	242,602	207,909
Depreciation and amortization	7,245	7,017	14,532	13,979
Income from operations	29,252	18,943	41,242	25,154
Interest expense and other income, net	(110)	724	395	1,299
Income before tax expense	29,142	19,667	41,637	26,453
Income tax expense	5,129	3,783	7,105	3,671
Net income	$24,013	$15,884	$34,532	$22,782

Net income per common share:
Basic	$0.73	$0.46	$1.04	$0.66
Diluted	$0.72	$0.45	$1.02	$0.65

Weighted average shares outstanding:
Basic	32,707	34,818	33,318	34,746
Diluted	33,149	35,352	33,832	35,205

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 26, 2022	Dec 26, 2021
ASSETS
Cash and cash equivalents	$32,432	$49,896
Accounts receivable, net	338,800	353,882
Other current assets	35,102	41,295
Total current assets	406,334	445,073
Property and equipment, net	90,091	88,090
Restricted cash and investments	205,769	221,026
Goodwill and intangible assets, net	112,993	116,749
Other assets, net	175,823	162,288
Total assets	$991,010	$1,033,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$66,396	$77,172
Accrued wages and benefits	85,543	100,173
Current portion of workers’ compensation claims reserve	56,024	61,596
Other current liabilities	24,858	19,605
Total current liabilities	232,821	258,546
Workers’ compensation claims reserve, less current portion	211,574	194,598
Other long-term liabilities	80,662	87,015
Total liabilities	525,057	540,159
Shareholders’ equity	465,953	493,067
Total liabilities and shareholders’ equity	$991,010	$1,033,226

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 weeks ended
(in thousands)	Jun 26, 2022	Jun 27, 2021
Cash flows from operating activities:
Net income	$34,532	$22,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,532	13,979
Provision for credit losses	2,572	2,094
Stock-based compensation	4,487	6,916
Deferred income taxes	2,117	652
Non-cash lease expense	6,518	7,853
Other operating activities	6,752	(1,473)
Changes in operating assets and liabilities:
Accounts receivable	12,524	(16,486)
Income tax receivable	(3,549)	1,103
Operating lease right-of-use-asset	—	6,135
Other assets	(8,486)	(2,495)
Accounts payable and other accrued expenses	(10,629)	(6,952)
Accrued wages and benefits	(14,638)	11,208
Deferred employer payroll taxes	—	2,810
Workers’ compensation claims reserve	11,404	(598)
Operating lease liabilities	(6,441)	(6,729)
Other liabilities	1,407	6,563
Net cash provided by operating activities	53,102	47,362
Cash flows from investing activities:
Capital expenditures	(13,992)	(19,868)
Purchases of restricted available-for-sale investments	—	(14)
Sales of restricted available-for-sale investments	—	452
Purchases of restricted held-to-maturity investments	(4,950)	—
Maturities of restricted held-to-maturity investments	17,826	15,143
Net cash used in investing activities	(1,116)	(4,287)
Cash flows from financing activities:
Purchases and retirement of common stock	(60,939)	—
Net proceeds from employee stock purchase plans	536	538
Common stock repurchases for taxes upon vesting of restricted stock	(4,132)	(2,686)
Other	(147)	(188)
Net cash used in financing activities	(64,682)	(2,336)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(494)	319
Net change in cash, cash equivalents, and restricted cash	(13,190)	41,058
Cash, cash equivalents and restricted cash, beginning of period	103,185	118,612
Cash, cash equivalents and restricted cash, end of period	$89,995	$159,670

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 26, 2022	Jun 27, 2021
Revenue from services:
PeopleReady	$317,943	$299,316
PeopleManagement	161,938	152,356
PeopleScout	89,372	64,283
Total company	$569,253	$515,955

Segment profit (1):
PeopleReady	$20,325	$18,437
PeopleManagement	4,228	3,221
PeopleScout	20,593	10,857
Total segment profit	45,146	32,515
Corporate unallocated expense	(6,531)	(7,307)
Total company Adjusted EBITDA (2)	38,615	25,208
Third-party processing fees for hiring tax credits (3)	(162)	(30)
Amortization of software as a service assets (4)	(699)	(646)
PeopleReady technology implementation costs (5)	(1,748)	—
COVID-19 government subsidies	—	2,296
Other adjustments, net (6)	491	(868)
EBITDA (2)	36,497	25,960
Depreciation and amortization	(7,245)	(7,017)
Interest expense and other income, net	(110)	724
Income before tax expense	29,142	19,667
Income tax expense	(5,129)	(3,783)
Net income	$24,013	$15,884
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Implementation costs associated with upgrading legacy PeopleReady technology with a new platform.
(6)Other adjustments for the 13 weeks ended June 26, 2022 include a benefit of $1.4 million from forfeited stock awards associated with the CEO transition that were expensed in prior years, partially offset by $0.8 million incurred to transition to a new third party claims administrator for workers’ compensation. Other adjustments for the 13 weeks ended June 27, 2021 primarily include costs of $0.8 million incurred while transitioning into our new Chicago office.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income and net income per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–accelerated depreciation,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies,
–other adjustments, net, and
–tax effect of each adjustment to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
–interest expense and other income, net,
–income taxes, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology implementation costs,
–COVID-19 government subsidies, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Jun 26, 2022	Jun 27, 2021
Net income	$24,013	$15,884
Amortization of intangible assets	1,495	1,810
Amortization of software as a service assets (1)	699	646
Accelerated depreciation (2)	540	—
PeopleReady technology implementation costs (3)	1,748	—
COVID-19 government subsidies	—	(2,296)
Other adjustments, net (4)	(491)	868
Tax effect of adjustments to net income (5)	(749)	(449)
Adjusted net income	$27,255	$16,463

Adjusted net income per diluted share	$0.82	$0.47

Diluted weighted average shares outstanding	33,149	35,352
2.RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 26, 2022	Jun 27, 2021
Net income	$24,013	$15,884
Income tax expense	5,129	3,783
Interest expense and other (income), net	110	(724)
Depreciation and amortization	7,245	7,017
EBITDA	36,497	25,960
Third-party processing fees for hiring tax credits (6)	162	30
Amortization of software as a service assets (1)	699	646
PeopleReady technology implementation costs (3)	1,748	—
COVID-19 government subsidies	—	(2,296)
Other adjustments, net (4)	(491)	868
Adjusted EBITDA	$38,615	$25,208

Margin / % of revenue:
Net income	4.2%	3.1%
Adjusted EBITDA	6.8%	4.9%
3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Jun 26, 2022	Jun 27, 2021
Selling, general and administrative expense	$122,034	$110,508
Third-party processing fees for hiring tax credits (6)	(162)	(30)
Amortization of software as a service assets (1)	(699)	(646)
PeopleReady technology implementation costs (3)	(1,748)	—
COVID-19 government subsidies	—	2,296
Other adjustments, net (4)	491	(868)
Adjusted SG&A expense	$119,916	$111,260

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Accelerated depreciation for the existing systems being replaced by the new PeopleReady technology platform.

(3)Implementation costs associated with upgrading legacy PeopleReady technology with a new platform.

(4)Other adjustments for the 13 weeks ended June 26, 2022 include a benefit of $1.4 million from forfeited stock awards associated with the CEO transition that were expensed in prior years, partially offset by $0.8 million incurred to transition to a new third party claims administrator for workers’ compensation. Other adjustments for the 13 weeks ended June 27, 2021 primarily include costs of $0.8 million incurred while transitioning into our new Chicago office.

(5)Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods.

(6)These third-party processing fees are associated with generating hiring tax credits.